Exhibit 5(a)


                                [L&W Letterhead]

                                 August 5, 1998




Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey  07046-1495

            Re: Registration Statement on Form S-8 with respect to up to 31,689 shares of Common Stock, par value $0.10 per share


Ladies and Gentlemen:

                  In connection with the preparation and filing by Computer Horizons Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of up to 31,689 shares of the Company's Common Stock, par value $0.10 per share (the "Shares"), upon the exercise from time to time of options therefor (the "Options") pursuant to The Spargo Consulting PLC Executive Share Option Scheme 1994 (the "Plan"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agency within any state.


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                  Subject to the  foregoing,  it is our opinion  that the Shares have been duly authorized and, when issued and sold upon exercise of the Options for such Shares and payment of the exercise price therefor as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                             Very truly yours,

                                                             /s/Latham & Watkins
                                                             -------------------
                                                                Latham & Watkins

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